Exhibit 99.1
Calix Announces Appointment of Interim Chief Financial Officer
PETALUMA, CA – May 31, 2017 – Calix, Inc. (NYSE: CALX), the world leader in Subscriber Driven Intelligent Access, today announced the appointment of Cory J. Sindelar as Interim Chief Financial Officer following the previously announced departure of the Company’s former Chief Financial Officer.
Sindelar brings extensive financial executive experience with technology companies, most recently as Chief Financial Officer at Violin Memory, Inc., and earlier as CFO of Kilopass Technology and Ikanos Communications. Sindelar also previously served as vice president, corporate controller, and principal accounting officer at Legato Systems until its acquisition by EMC, following which he continued in various senior financial positions with EMC.
“We are fortunate to have an experienced technology company finance executive such as Cory to support our team,” said Carl Russo, Calix President and CEO. “Cory brings valuable prior experience as a public company chief financial officer to lead our finance organization as we continue our search for a permanent CFO.”
About Calix
Calix, Inc. (NYSE: CALX) pioneered Software Defined Access and cloud products focused on access networks and the subscriber. Its portfolio of Intelligent Access systems and software combines AXOS, the revolutionary platform for access, with Calix Cloud, innovative cloud products for network data analytics and subscriber experience assurance. Together, they enable communications service providers to transform their businesses and be the winning service providers of tomorrow. For more information, visit the Calix website at www.calix.com.
Forward-Looking Statements
This press release may contain forward-looking statements that are based upon management’s current expectations and are inherently uncertain. Forward-looking statements are based upon information available to us as of the date of this release, and we assume no obligation to revise or update any such forward-looking statement to reflect any event or circumstance after the date of this release, except as required by law. Actual results and the timing of events could differ materially from current expectations based on risks and uncertainties affecting Calix’s business. The reader is cautioned not to rely on the forward-looking statements contained in this press release. Additional information on potential factors that could affect Calix’s results and other risks and uncertainties are detailed in its quarterly reports on Form 10-Q and Annual Report on Form 10-K filed with the SEC and available at www.sec.gov.
Investor Inquiries:
Thomas J. Dinges, CFA
Director of Investor Relations
408-474-0080
Tom.Dinges@Calix.com

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